Exhibit 15.1

TIAN YUAN LAW FIRM

10/F, CPIC Plaza, 28 Fengsheng Lane, Xicheng District

Beijing 100032, P. R. China

Tel: (8610) 5776-3888; Fax: (8610)5776-3777

Date: May 16, 2019

TAL Education Group

15/F Danling SOHO

6 Danling Street, Haidian District

Beijing 100080

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference to our firm in “Item 4. Information on the Company—B. Business Overview—VIE Contractual Arrangements,” and “Item 5. Operating and Financial Review and Prospects—A. Operating Results” in the annual report on Form 20-F for the fiscal year ended February 28, 2019, which will be filed by TAL Education Group on May 16, 2019 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference into the Registration Statement No. 333-172178 on Form S-8. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 28, 2019. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm